Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos: 333-61054, 333-43790, and 333-112361, each on Form S-3, and Registration Statement Nos. 333-82283 and 333-16935 each on Form S-8, of our report dated March 26, 2004 on the consolidated financial statements of BriteSmile Inc. for the years ended December 27, 2003 and December 28, 2002, appearing in this Annual Report on Form 10-K of BriteSmile Inc. for the year ended December 27, 2003.

/s/ Deloitte & Touche LLP

Oakland, California

March 26, 2004